Investor Presentation June 2020 Exhibit 99.01

Disclaimers This presentation contains forward-looking statements made by Valero Energy Corporation (“VLO” or “Valero”) within the meaning of federal securities laws. These statements discuss future expectations, contain projections of results of operations or of financial condition or state other forward-looking information. You can identify forward-looking statements by words such as “believe,” “estimate,” “expect,” “forecast,” “could,” “may,” “will,” “targeting,” “illustrative” or other similar expressions that convey the uncertainty of future events or outcomes. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the control of Valero and are difficult to predict including, but not limited to, the effect, impact, potential duration or other implications of the COVID-19 pandemic. These statements are often based upon various assumptions, many of which are based, in turn, upon further assumptions, including examination of historical operating trends made by the management of Valero. Although Valero believes that the assumptions were reasonable when made, because assumptions are inherently subject to significant uncertainties and contingencies, which are difficult or impossible to predict and are beyond its control, Valero can not give assurance that it will achieve or accomplish its expectations, beliefs or intentions. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements contained in Valero’s filings with the Securities and Exchange Commission, including Valero’s annual reports on Form 10-K, quarterly reports on Form 10-Q, and other reports available on Valero’s website at www.valero.com. These risks could cause the actual results of Valero to differ materially from those contained in any forward-looking statement. Results for any period ending in the first half of 2020, or for any period ending prior to January 1, 2020, are not necessarily indicative of the results that may be expected for the year ending December 31, 2020. This presentation includes non-GAAP financial measures. Our reconciliations of GAAP financial measures to non-GAAP financial measures are located at the end of this presentation. These non-GAAP financial measures should not be considered as an alternative to GAAP financial measures.

Who We Are (NYSE: VLO) Refining Premier assets and lowest cost producer 15 refineries, 3.2 million barrels per day (BPD) of high-complexity capacity Logistics assets, including approximately 3,100 miles of active pipelines, 130 million barrels of storage and over 50 docks Fuels marketing and distribution through bulk and wholesale channels Renewable Diesel Ethanol The largest global independent refiner and the largest renewable fuels producer in North America. Advantaged feedstock and operating costs World’s 2nd largest renewable diesel producer Operator and 50% owner of Diamond Green Diesel (DGD) joint venture 275 million gallons per year production capacity Expanding to 675 million gallons of annual production capacity Renewable diesel placed into premium low carbon markets Premier plants and low cost operations 14 plants with 1.73 billion gallons per year of ethanol production capacity Plants convert corn into ethanol and distillers grains Existing logistics assets well-positioned to support export growth

Strong Presence in Advantaged U.S. Gulf Coast and Mid-Continent UNITED STATES WHOLESALE MARKETING PRESENCE VALERO ETHANOL PLANTS VALERO REFINERIES BRANDED WHOLESALE PRESENCE VALERO TERMINALS DIAMOND GREEN DIESEL PIPELINES PERU LIMA LONDON PEMBROKE UNITED KINGDOM IRELAND CANADA BENICIA WILMINGTON MCKEE ARDMORE THREE RIVERS BILL GREEHEY (CORPUS CHRISTI EAST AND WEST) TEXAS CITY HOUSTON PORT ARTHUR MERAUX ST. CHARLES MEMPHIS MOUNT VERNON LINDEN BLOOMINGBURG SAN ANTONIO ALBION AURORA HARTLEY WELCOME ALBERT CITY FORT DODGE CHARLES CITY JEFFERSON JEAN GAULIN (QUEBEC CITY) MONTREAL RIGA BLUFFTON LAKOTA See slide 31 for capacities. Majority of refineries designated as VPP Star Sites by OSHA, recognizing exemplary occupational safety and health programs. MEXICO CITY

Demonstrated Strategy for Value Creation Proven history of operations excellence: Safe, reliable, environmentally responsible operations have driven higher profitability and lower volatility through multiple commodity cycles The lowest cash operating costs among peer group Visibility to earnings growth: Steady pipeline of high return projects focused on operating cost control, market expansion and margin improvement 25% after-tax IRR hurdle rate for projects Demonstrated commitment to stockholders: Disciplined capital allocation with solid free cash flow and returns to stockholders Delivered on our target payout ratio of 40% to 50% every year under current management Texas City Refinery.

Disciplined Capital Management is a Constant in Our Strategy Maintain Strong Balance Sheet (1)Targeted debt-to-cap ratio based on total debt reduced by balance sheet cash. (2)Peer group includes PSX, MPC, HFC, and PBF. (3)Payout ratio is the sum of dividends and stock buybacks divided by adjusted net cash provided by operating activities. Adjusted net cash provided by operating activities excludes changes in working capital and 50% of DGD’s operating cash flow (excluding the change in its working capital) attributable to our joint venture partner. Sustaining Capex Target approximately $1.5 billion annually Key to safe and reliable operations Dividend Commitment to stockholders Targeting a sustainable and growing dividend, with a payout that is at the high end of our peer group(2) Non-Discretionary Growth Capex 25% after-tax IRR hurdle rate for projects Focused on operating cost control, market expansion and margin improvement Cash Returns Targeting an annual payout ratio(3) between 40% and 50% of adjusted net cash provided by operating activities Stock buyback program consists of ratable and opportunistic purchases Acquisitions Evaluate versus alternative uses of cash Discretionary Maintain investment grade credit rating Target 20% to 30% debt-to-cap ratio(1) 1 2 3

Demonstrated Discipline in Capital Allocation Steady investments to maintain asset base and enhance margin capability of portfolio. Non-discretionary Sustaining capex includes costs for turnarounds and catalysts and regulatory compliance. Growth capex includes joint-venture investments but excludes acquisitions. Sustaining and growth capex excludes 50% of DGD’s sustaining and growth capex attributable to our joint venture partner. Estimated Total Capex $2.1 Billion for 2020 Growth 40% Sustaining 60% Renewables 30% Total Capex Growth Capex

Delivering on our Commitment of Cash Returns to Stockholders Delivering cash returns through sustainable annual dividend growth and discretionary buybacks. Energy Real Estate Utilities Cons. Staples Financials Materials Industrials Tech Health Care Comm. Services Cons. Disc. S&P 500 Source: Bloomberg as of May 22, 2020. (2) Dividend yield for sectors reflects the Index Yield of the respective SPDR exchange-traded fund (ETF). (1) 2020 weighted average shares outstanding through March 31, 2020. Dividend per share annualized based on most recent quarterly dividend. (1)

Safety and Reliability are Imperative for Profitability See slide 21 for notes regarding this slide. Investments in reliability have contributed to operations excellence. In 2019, we delivered our best year ever on employee safety performance and had the lowest number of environmental events in company history. 1st Quartile 2nd Quartile 3rd Quartile 4th Quartile 2018 2008

(1) 2020 refining cash operating expenses per barrel of throughput through March 31. Peer group includes PSX, MPC, HFC, and PBF. Increased Refinery Availability Has Driven Valero to be the Lowest Cost Producer See slide 21 for notes regarding this slide. 1st Quartile 2nd Quartile 3rd Quartile 4th Quartile 2018 2008 (1)

Advantaged Crude Supply in the U.S. Gulf Coast (1) CDU capacity from EIA data and company presentations. See slide 31 for Valero’s capacity and Nelson complexity by refinery. (2) 2020 feedstock ranges through March 31. Ranges represent average quarterly minimums and maximums of each feedstock category as a % of total feedstock. Ranges for monthly averages are wider. Valero’s refineries have operational flexibility to process a wide range of feedstocks and access to a deep pool of skilled labor in the U.S. Gulf Coast. Gulf Coast Refining Capacity(1) Thousand Barrels per Day (MBPD) % of Overall Crude Capacity Valero Gulf Coast Feedstock Ranges(2) 2012 - 2018 2012 - 2020

Our Portfolio Facilitates Global Optimization of Product Exports See slide 21 for notes regarding this slide. Distillate volumes include diesel, jet fuel and ULSK. Distillate Gasoline Product shortages in Latin America, Eastern Canada, Europe, and Africa expected to drive import demand growth. VLO’s U.S. Product Exports (MBPD)

Visibility to Growth with a Steady Pipeline of High Return Projects

- Target approximately $1 billion annually on growth investments
- Approximately $350 MM of incremental EBITDA in 2019 from completed projects
  - Diamond Green Diesel expansion, Houston alkylation unit, Sunrise Pipeline and other optimization projects
- Pasadena terminal project completed in 1Q20, $410 MM cost[1]
- Projects in execution phase (by expected completion date)
  - St. Charles alkylation unit (4Q20), $400 MM cost
  - Pembroke cogeneration unit (2021), $170 MM cost
  - Diamond pipeline expansion (2021), $100 MM cost[1]
  - Diamond Green Diesel train II (2021), $550 MM cost[1][2]
  - Port Arthur coker (2023), $975 MM cost
- Other projects in development phases
  - Renewable fuels business growth
  - Product supply chain expansion in Latin America
  - Product value upgrade and octane enhancement
  - Logistics for feedstock and product flexibility

Illustrative Annual EBITDA Contribution from Projects ($1.2 - $1.5 billion)



Projects in Execution
Projects in Development
$300 - $400 MM
$900 - $1,100 MM

[1] Represents Valero's share of total project cost.
[2] Timing of project subject to COVID-19 related delays.

See slide 21 for notes regarding this slide.
EBITDA estimates are illustrative. Excludes potential M&A.

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Valero

Investing to Improve Margins and Light Product Yields $975 MM anticipated cost for 55 MBPD delayed coker and sulfur recovery unit, with expected startup in 2023 Creates two independent CDU-VDU-coker trains, which should improve turnaround efficiency and reduce maintenance-related lost margin opportunity Design enables full utilization of existing CDU capacity, reduces VGO purchases, and increases heavy sour crude and resid processing capability and light products yield Estimated $420 MM annual EBITDA contribution at 2018 average prices ($325 MM at mid-cycle prices) Port Arthur Coker Port Arthur Delayed Coker Unit. Incremental Volumes (MBPD) Feeds Crude 102 Resid 21 VGO (47) Products Naphtha 3 Gasoline 15 Diesel 43 LPG 4

Independent parallel renewable diesel plant and renewable naphtha finishing facility adjacent to existing St. Charles plant is expected to be completed in 2021 Expected to increase annual renewable diesel production capacity by 400 million gallons per year and enables recovery of renewable naphtha Combined total production capacity is expected to be 675 million gallons per year after successful completion Valero’s $550 million portion of the expansion is expected to be funded from cash generated by DGD’s operations Valero’s 50% share of estimated annual EBITDA contribution is approximately $250 MM at $1.26/gallon historical average EBITDA(1) Margins expected to be supported by increasing renewable fuel mandates and carbon pricing DGD is in the process of an advanced engineering review for a potential new 400 million gallons per year renewable diesel plant in Port Arthur, Texas which, if approved, would be operational in 2024 Investing to Increase Premium Renewable Fuels Production Diamond Green Diesel Expansion (1) Historical average EBITDA includes the Blenders Tax Credit. Projected pro forma EBITDA estimate of $1.26/gallon excludes the Blenders Tax Credit. Diamond Green Diesel Train 1. World’s 2nd Largest Renewable Diesel Producer

Ethanol Operations 14 plants with 1.73 billion gallons annual production capacity Dry mill production process, where corn is ground into flour and mixed with water before fermentation Efficient plants with scale, located in corn belt Operational best practices transferred from refining Cost advantaged versus the industry Outlook Domestically, ethanol is expected to remain in the U.S. gasoline pool Expect to see incremental demand as a result of fuel efficiency standards and year-round E-15 sales Ultimately, global renewable fuel mandates should drive export growth U.S. corn-based ethanol is the most economic choice for export into global markets Existing logistics assets well-positioned to support export growth Ethanol plant in Aurora, South Dakota. Source: U.S. Energy Information Agency (EIA) through February 2020.

Adjusted Earnings Per Share 2016 & 1Q 2020 Delivered Solid Earnings and Free Cash Flow Even in a Low Margin Environment Free Cash Flow (FCF) Refining EBITDA Per Barrel of Throughput 2012 to 2019 Prior results are not a representation of management’s expectations for 2020. See slide 21 for notes regarding this slide. Peer group includes PSX, MPC, HFC, and PBF. See slides 34 – 38 for non-GAAP disclosures. Source: Bloomberg and company reports. Average Free Cash Flow ($mm) (% of Avg. Market Cap) Peer Range BETTER 2016 Peer Range 1Q 2020 Peer Range ($mm) (% of Avg. Market Cap) $0.00 $0.00 $0 0% $0 0%

Demonstrated Lower Volatility in Earnings and Free Cash Flow See slide 21 for notes regarding this slide. Peer group includes PSX, MPC, HFC, and PBF. Source: Bloomberg and company reports. See slides 34 – 38 for non-GAAP disclosures. Volatility 2012 – 2020 Adjusted Earnings Per Share Free Cash Flow EBITDA Total Stockholder Return BETTER Peer Range Valero has demonstrated lower volatility in earnings and free cash flow than refining and diversified peers, while delivering higher total stockholder return.

We Believe Valero is a Compelling Investment

VLO Versus S&P 500 Constituents



6.0%
9%
64%
1.9x
7.1x
1st Quartile
2nd Quartile
3rd Quartile
4th Quartile
Valero
Dividend Yield
Consensus EBITDA CAGR 2019-2022
TSR Since 2014(1)
Net Debt to TTM Adjusted EBITDA(2)
EV / 2021 EBITDA(3)

- **Premier asset portfolio and operations**
- **Managed risks**
  - Proven operations excellence with the lowest cash operating costs among peer group[4]
  - Strong financial position
  - Demonstrated lower volatility in earnings and free cash flow than refining and diversified peers, while delivering higher total stockholder return.
- **Disciplined growth strategy**
  - Invest in high return projects focused on operating cost control, market expansion and margin improvement
  - 25% after-tax IRR hurdle rate for projects
  - Generate solid cash flow across margin cycles
- **Delivered on our target payout ratio of 40% to 50% every year under current management**
  - Sustainable annual dividend growth
  - Discretionary buybacks

Source: Bloomberg as of May 22, 2020. (1) TSR from December 31, 2014 through May 22, 2020 includes stock price appreciation and dividends paid. (2) Net debt to adjusted EBITDA for 12 months ended March 31, 2020. (3) EV / EBITDA based on 2021 consensus estimates. See slides 34 – 38 for non-GAAP disclosures. (4) Peer group includes PSX, MPC, HFC, and PBF.

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Valero

Appendix Contents Topic Slide Notes 21 Guidance 22 Environmental, Social and Governance (ESG) 23 Logistics Investments to Improve Feedstock Flexibility, Cost & Crude Quality 24 Valero Logistics Assets 25 Investing to Grow Product Placement into Higher Netback Markets 26 Project Price Set Assumptions 27 Projects in Execution Phase or Recently Completed 28-30 Refining Capacity and Nelson Complexity 31 Total Stockholder Return 32 A Shift In Refining Valuation 33 Non-GAAP Disclosures 34 – 38

Notes Slide 9 Contractor total recordable incident rate from U.S. Bureau of Labor Statistics. Tier 1 three-year rolling averages of process safety events per 200,000 work hours. Tier 1 defined within API Recommended Practice 754. Industry benchmarking and Valero’s performance statistics from Solomon Associates and Valero. Slide 10 Industry benchmarking and Valero’s performance statistics from Solomon Associates and Valero. Valero’s refining operations typically consume approximately 920,000 MMBtu/day of natural gas, of which 63% is operating expense and the balance is cost of goods sold. Slide 12 Valero’s actual U.S. gasoline and distillate export volumes and current and potential future gasoline and distillate export capacities are shown in the chart. Current capacity includes the recently completed Pasadena terminal. Potential future gasoline and distillate export capacities are based upon expansion opportunities identified at the St. Charles (gasoline and distillate) refinery. Map shows destinations for products exported from Valero’s refineries in the U.S., Canada and the U.K. Slide 13 Amounts shown represent targeted EBITDA growth. We are unable to provide a reconciliation of such forward-looking targets because certain information needed to make a reasonable forward-looking estimate is difficult to estimate and dependent on future events, which are uncertain or outside of our control, including with respect to unknown financing terms, project timing and costs, and other potential variables. Accordingly, a reconciliation is not available without unreasonable effort. Slide 17 Refining EBITDA per barrel of throughput is defined as refining margin less operating expenses (excluding depreciation and amortization expenses) divided by total throughput volumes. VLO defines refining margin as refining operating income excluding operating expenses (excluding depreciation and amortization expense), depreciation and amortization expense, lower cost or market inventory valuation adjustment, and asset impairment loss. Earnings per share are adjusted to exclude special or nonrecurring items further described on slide 35. Free cash flow is defined as net cash provided by operating activities less capital expenditures, deferred turnaround and catalyst cost expenditures, investments in joint ventures, and changes in current assets and liabilities. Average free cash flow reflects 2012 through the most recent annual filing. Average free cash flow for PBF reflects years 2013 to 2019 due to its December 2012 IPO. Slide 18 Volatility expressed as coefficient of variance, or the standard deviation divided by the mean, of the respective metric on a quarterly basis from the first quarter of 2012 through the most recent filing. EBITDA is defined as net income plus income tax, net interest and depreciation and amortization. Total Stockholder Return (TSR) from December 31, 2012 through May 22, 2020. TSR includes stock price appreciation and dividends paid.

VLO Guidance 2Q20(1) Throughput (MBPD) U.S. Gulf Coast1,325 to 1,375 U.S. Mid-Continent315 to 335 North Atlantic315 to 335 U.S. West Coast215 to 235 Refining cash operating expense per barrel of throughput$4.50 Ethanol Production (millions of gallons per day)2.0 Operating expense per gallon of production$0.49 Cash opex$0.37 Non-cash opex$0.12 Depreciation and amortization expense ($MM)$580 Net interest expense ($MM)$145 2020(1) Renewable Diesel Sales volume (thousands of gallons per day)750 Operating expense per gallon of production$0.50 Cash opex$0.30 Non-cash opex$0.20 Payout ratio(2) of adjusted net cash provided by operating activities40 to 50% General and administrative expense ($MM)$825 RINs expense ($MM)$300 to $400 Capital expenditures ($MM) $2,100 Sustaining60% Growth40% (1) Unless otherwise stated, guidance as provided on the 1Q20 earnings call and is included here for informational purposes only. (2) Payout ratio is the sum of dividends and stock buybacks divided by adjusted net cash provided by operating activities. Adjusted net cash provided by operating activities excludes changes in working capital and 50% of DGD’s operating cash flow (excluding the change in its working capital) attributable to our joint venture partner. Port Arthur Refinery.

Largest renewable fuels producer in North America Significant investment in renewable fuels of $2.7 billion(1) 2019 was Valero’s best year ever for: Refinery employee safety Lowest environmental events Lowest energy consumption Lowest greenhouse gas emissions per barrel of throughput Lowest air emissions intensity Robust environmental management systems Environmental, Social and Governance (ESG) Safe, healthy and rewarding work environment As part of COVID-19 response, expanded family leave and health benefits Focus on diversity, inclusion and professional development Recognized as one of World’s Best Employers, America’s Best Large Employers and Best Employers for Women by Forbes magazine Record charitable donations in 2019 surpassed $64 million Employees serve on over 450 nonprofit and civic boards and volunteered 150,000 hours in 2019 Independent and diverse Board of Directors 5 of 11 members represent diversity of race or gender Robust governance, regulatory compliance and high ethical standards Alignment of executive pay to company performance Board Committee provides oversight of climate-related risks Committed to ESG engagement All-employee bonus program includes a strategic component using operational, financial and ESG initiatives (1) Total investment includes $1.7 billion in ethanol since 2009 and Valero’s renewable diesel investment estimated at $1 billion. Social Environmental Governance

Logistics Investments to Improve Feedstock Flexibility, Cost and Crude Quality Valero Terminals Valero Refineries Pipelines Terminal Projects Pipelines Projects Export Dock Projects Competitive Supply in the Mid-Continent Taking Advantage of Permian Production with Investments in Corpus Christi Crude Supply Flexibility for Quebec Jean-Gaulin (Quebec City) Montreal East Terminal Enbridge Line 9 Diamond Pipeline Cushing Capline Midland Colorado City Sunrise Pipeline Red River Pipeline Childress Station Wichita Falls Hewitt McKee Ardmore Collierville Crude System Centurion Pipeline ETCOP Basin Cactus Pipeline (Permian) EOG Pipeline (Eagle Ford) Grey Oak (Permian) Harvest Pipeline (Eagle Ford) EPIC NuStar North Beach Cactus Three Rivers Corpus Christi West and East Cactus II Grey Oak Crude Export Tankage Crude Export Dock NuStar NuStar Oakville Terminal U.S./Foreign Crude Imports To Nederland To St. James Centurion Pipeline Memphis Blue lines and terminals represent Valero ownership interest. NuStar Wasson NuStar NuStar Local Crude Gathering Local Crude Gathering

Valero Logistics Assets (1)Includes assets that have other joint venture or minority interests. Does not include ethanol assets. Racks, Terminals and Storage(1) Approximately 130 million barrels of active shell capacity for crude oil and products Over 200 truck rack bays Pasadena terminal completed in the first quarter of 2020 Rail Approximately 5,200 railcars Expected to serve long-term needs of ethanol, asphalt, aromatics, and other products Pipelines(1) Approximately 3,100 miles of active pipelines Central Texas Pipeline started up in September 2019 Sunrise Pipeline expansion in Permian started up in November 2018 Marine(1) Over 50 docks Two Panamax class vessels (joint venture)

Investing to Grow Product Placement into Higher Netback Markets (1) Includes terminals owned or leased by Valero. U.S. Product Exports 12 Month Moving Average (MBPD) 81% Advantaged Refineries and Logistics Expansion of supply chain to high demand growth markets provides a ratable product outlet and improves margin capture. Source: DOE Petroleum Supply Monthly data through February 2020. (2) Gasoline represents all finished gasoline plus all blendstocks (including ethanol, MTBE and other oxygenates). (1)

Project Price Set Assumptions Driver ($/bbl) 2018 Average(1) ICE Brent 71.56 ICE Brent – WCS Houston 9.41 HSVGO – ICE Brent 6.03 3.5%S Fuel Oil – ICE Brent (10.39) USGC CBOB – ICE Brent 4.85 USGC ULSD – ICE Brent 14.05 Naphtha – ICE Brent (1.38) LPG – ICE Brent (34.77) At $200 per ton carbon price, the carbon value of a 25 CI renewable diesel fuel in California is $1.76 per gallon. (1) Source: 2018 average prices from ICE, Argus, Platts, and OPIS. Port Arthur Coker Project Diamond Green Diesel Project (2) Source: Monthly average prices from California Air Resources Board as of April 2020.

Investing to Improve Margins Octane demand expected to grow due to Tier 3 sulfur regulations and CAFE standards Abundant, low cost North American NGL supply provides advantage for Gulf Coast capacity additions Both units upgrade low value isobutane and amylenes into high value alkylate High octane, low vapor pressure component enables the blending of incremental butane and low octane naphtha 13 MBPD capacity at Houston refinery ($300 MM cost) started up in June 2019 17 MBPD capacity at St. Charles refinery ($400 MM cost) expected to start up in 4Q20 Houston and St. Charles Alkylation Units Houston alkylation unit.

Investing to Improve Access to North American Crude and Refinery Operating Cost Structure Diamond 200 MBPD capacity connecting Memphis to Cushing ($460 MM cost(1)), and Sunrise 100 MBPD undivided interest connecting Midland to Wichita Falls ($135 MM cost(1)) 200 MBPD expansion and extension of Diamond ($100 MM cost(1)) expected to be completed in 2021 Provides additional Mid-Continent crude access to our McKee, Ardmore and Memphis refineries Improves crude oil supply flexibility, efficiency and blend quality Wilmington facility ($110 MM cost) started up in November 2017 Pembroke plant (£130 MM or $170 MM cost) scheduled to be completed in 2021 Expect to reduce costs and improve supply reliability for power and steam Cogeneration Plants Diamond and Sunrise Pipelines Diamond pipeline. Wilmington cogeneration plant. (1) Project cost for Valero’s 50% share of Diamond and 20% undivided interest in Sunrise.

Investing to Improve Margins, Product Export Capability and Biofuels Blending Central Texas pipelines and terminals to supply high-growth refined products market Started up in September 2019 Approximately 205 miles of pipe(1), 960 thousand barrels of total storage capacity, and a truck rack Pasadena refined products terminal joint venture with Magellan Midstream Partners, L.P. Completed in the first quarter of 2020 at a cost of approximately $410 MM 5 MM barrels of storage capacity with butane blending, two ship docks and a three-bay truck rack Projects expected to improve product margins, reduce secondary costs, provide opportunity for third-party revenues, and increase capability for biofuels blending (1) Valero owns ~70 mile pipeline from Hearne to Williamson County and 40% undivided interest in 135 mile pipeline from Houston to Hearne. Extending Product Supply Chain in Central Texas and the U.S. Gulf Coast Pasadena terminal.

Our Refining Capacity and Nelson Complexity Refinery Capacities (MBPD)(1) Nelson Complexity Index Throughput Crude Corpus Christi(2) 370 290 14.4 Houston 255 205 8.0 Meraux 135 125 9.7 Port Arthur 395 335 12.7 St. Charles 340 215 16.1 Texas City 260 225 11.1 Three Rivers 100 89 13.2 U.S. Gulf Coast 1,855 1,484 12.4 (3) Ardmore 90 86 12.1 McKee 200 195 8.3 Memphis 195 180 7.9 U.S. Mid-Continent 485 461 8.9 (3) Pembroke 270 210 10.1 Quebec City 235 230 7.7 North Atlantic 505 440 8.8 (3) Benicia 170 145 16.1 Wilmington 135 85 15.8 U.S. West Coast 305 230 16.0 (3) Total 3,150 2,615 11.5 (3) (1)Capacities and Nelson complexity indices as of December 31, 2019. (2)Represents the combined capacities of two refineries—Corpus Christi East and Corpus Christi West. (3)Weighted average.

Outperformed the Dow Jones Index, the S&P 500 Index and all Companies in the XLE Index(1) on TSR Since 2014 (1) XLE includes refining peers PSX, MPC, HFC, and 23 other energy companies such as XOM, CVX, SLB, COP, EOG, OXY, and KMI. (2) TSR from December 31, 2014 through May 22, 2020. TSR includes stock price appreciation and dividends paid. History of energy sector and broader market outperformance under current leadership team. May-20

Now vs. Then – A Shift In Refining Valuation In the Past INDUSTRY/MACRO Majority of the U.S. refining capacity operated by large integrated oil companies Range bound industry wide EV/EBITDA multiple +/- 4.5x Peer group fragmented with smaller scale, less efficient refiners U.S. importing crude and products to meet domestic shortage Stock prices driven by seasonal refining trading cycles Higher interest rates (10-yr Treasury ~5%) VALERO Marginal operations (+/- 85% utilization) Third quartile operating performance impacted by M&A integration Disadvantaged East Coast and Caribbean operations Less disciplined M&A and capital project execution Frequent acquisitions Focused on volume growth Approximately $3.5 billion annual capex Volatile cash flow profile and lower stockholder returns 1% to 2% dividend yield ($0.32/share annually) Approximately $5 billion of liquidity >570 million shares outstanding Volatile stock price New Paradigm INDUSTRY/MACRO Majority of the U.S. refining capacity operated by independent refiners EV/EBITDA multiple expansion and dispersion by company Peer group of larger scale, efficient and complex refiners Abundant supply of domestic crude oil and natural gas providing feedstock advantage U.S. exporting products to higher growth markets Lower interest rates (10-yr Treasury <1%) VALERO Premier operations (+/- 95% utilization) First quartile operating performance amid stable, upgraded portfolio with the lowest cash operating expense Advantaged operations and scale Disciplined capital investment and growth strategy Rigorous M&A targeting and screening process 25% after-tax IRR hurdle rate for projects focused on market expansion, margin enhancement and operating cost reduction Approximately $2.5 billion annual capex Distinctive free cash flow and higher stockholder returns Annualized dividend of $3.92/share Over $6 billion of liquidity as of March 31, 2020 Approximately 408 million shares outstanding as of April 2020 Higher lows and less volatility in stock price with support from dividend and long-only investors

Non-GAAP Disclosures Adjusted EBITDA and Net Debt-to-Adjusted EBITDA VLO defines EBITDA as net income before income tax expense, interest and debt expense, net of capitalized interest, and depreciation and amortization expense. VLO defines net debt-to-adjusted EBITDA as the ratio of total debt, net of cash, divided by adjusted EBITDA, which is defined as EBITDA further adjusted for deferred turnaround and catalyst cost expenditures, blender’s tax credit and loss on early redemption of debt. VLO believes that the presentation of adjusted EBITDA provides useful information to investors to assess our ongoing financial performance because, when reconciled to net income, it provides improved comparability between periods through the exclusion of certain items that VLO believes are not indicative of our core operating performance and that may obscure our underlying business results and trends. VLO believes that the presentation of net debt-to-adjusted EBITDA provides useful information to investors to assess VLO’s ability to incur and service debt. The GAAP measures most directly comparable to adjusted EBITDA are net income and net cash provided by operating activities. Adjusted EBITDA should not be considered an alternative to net income or net cash provided by operating activities presented in accordance with GAAP. Adjusted EBITDA has important limitations as an analytical tool because it excludes some, but not all, items that affect net income or net cash provided by operating activities. Adjusted EBITDA should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Additionally, because adjusted EBITDA may be defined differently by other companies in our industry, VLO’s definition of adjusted EBITDA may not be comparable to similarly titled measures of other companies, thereby diminishing its utility. Refining EBITDA Per Barrel of Throughput VLO defines refining EBITDA per barrel of throughput as refining margin less operating expenses (excluding depreciation and amortization expenses) divided by total throughput volumes. VLO defines refining margin as refining operating income excluding operating expenses (excluding depreciation and amortization expense), depreciation and amortization expense, lower cost or market inventory valuation adjustment, asset impairment loss, and other operating expenses. VLO believes refining EBITDA provides useful information to investors to assess our ongoing financial performance because, when reconciled to refining operating income, it provides improved comparability between periods through the exclusion of certain items that VLO believes are not indicative of our core operating performance and that may obscure our underlying business results and trends. The GAAP measure most directly comparable to refining EBITDA is refining operating income. Refining EBITDA should not be considered an alternative to refining operating income presented in accordance with GAAP. Refining EBITDA has important limitations as an analytical tool because it excludes some, but not all, items that affect refining operating income. Refining EBITDA should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Additionally, because refining EBITDA may be defined differently by other companies in our industry, VLO’s definition of refining EBITDA may not be comparable to similarly titled measures of other companies, thereby diminishing its utility. Refining results for the year ended December 31, 2016 have not been restated to include the operations of VLP segment and to exclude the results of the renewable diesel segment. Effective January 1, 2019 we revised the refining segment to align with certain changes in how our chief operating decision maker manages and allocates resources to our business.

Non-GAAP Disclosures (continued) Adjusted Earnings Per Common Share – assuming dilution VLO defines adjusted earnings per common share – assuming dilution as earnings per common share – assuming dilution excluding the lower of cost or market inventory valuation adjustment and its related income tax effect, asset impairment losses and the income tax benefit from the Aruba disposition. VLO believes this measure is useful to assess our ongoing financial performance because, when reconciled to earnings per common share – assuming dilution, it provides improved comparability between periods through the exclusion of certain items that VLO believes are not indicative of our core operating performance and that their exclusion results in an important measure of our ongoing financial performance to better assess our underlying business results and trends. The GAAP measures most directly comparable to adjusted earnings per common share – assuming dilution are earnings per common share – assuming dilution. Adjusted earnings per common share – assuming dilution should not be considered an alternative to earnings per common share – assuming dilution presented in accordance with GAAP. Adjusted earnings per common share – assuming dilution has important limitations as an analytical tool because it excludes some, but not all, items that affect earnings per common share – assuming dilution. Adjusted earnings per common share – assuming dilution should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Additionally, because adjusted earnings per common share – assuming dilution may be defined differently by other companies in our industry, VLO’s definition of adjusted earnings per common share – assuming dilution may not be comparable to similarly titled measures of other companies, thereby diminishing its utility. Free Cash Flow VLO defines free cash flow as net cash provided by operating activities less capital expenditures, deferred turnaround and catalyst cost expenditures, investments in joint ventures, and changes in current assets and liabilities. VLO believes that the presentation of free cash flow provides useful information to investors in assessing our ability to cover ongoing costs and our ability to generate cash returns to stockholders. The GAAP measures most directly comparable to free cash flow are net cash provided by operating activities and net cash used in investing activities. Free cash flow should not be considered an alternative to net cash provided by operating activities or net cash used in investing activities presented in accordance with GAAP. Free cash flow has important limitations as an analytical tool because it excludes some, but not all, items that affect net cash provided by operating activities or net cash used in investing activities. Free cash flow should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Additionally, because free cash flow may be defined differently by other companies in our industry, VLO’s definition of free cash flow may not be comparable to similarly titled measures of other companies, thereby diminishing its utility.

Non-GAAP Disclosures: Adjusted EBITDA and Net Debt-to-Adjusted EBITDA RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA AND NET DEBT-TO-ADJUSTED EBITDA (Unaudited, in Millions, Except Ratio Amount) Three Months Ended March 31, 2019 Year Ended December 31, 2019 Three Months Ended March 31, 2020 Net income $167 $2,784 $(1,754) Less: Deferred turnaround and catalyst cost expenditures 219 780 313 Less: Blender’s tax credit (77) 158 – Plus: LCM inventory adjustment – – 2,542 Plus: Loss on early redemption of debt – 22 Plus: Depreciation and amortization expense 551 2,255 582 Plus: Interest and debt expense, net of capitalized interest 112 454 125 Plus: Income tax expense 51 702 (616) Adjusted EBITDA $739 $5,279 $566 TTM adjusted EBITDA = $5,279 + $566 - $739 $ 5,106 March 31, 2020 Debt and finance lease obligations, less current portion $10,574 Current portion of debt and finance lease obligations 886 Cash and cash equivalents (1,515) Total debt net of cash $9,945 Net Debt-to-Adjusted EBITDA = $9,945 / $5,106: 1.9x

Non-GAAP Disclosures: Refining EBITDA Per Barrel of Throughput RECONCILIATION OF REFINING EBITDA PER BARREL OF THROUGHPUT (Unaudited, in Millions, Except Per Barrel Amount) Year Ended December 31, 2016 Three Months Ended March 31, 2020 Refining operating income $3,730 $(2,087) Plus: Operating expenses (excluding depreciation and amortization expense reflected below) 3,740 995 Plus: Depreciation and amortization expense 1,734 536 Plus: Lower of cost or market inventory valuation adjustment (697) 2,414 Plus: Asset impairment loss 56 – Plus: Other operating expenses – 2 Refining margin $8,563 $1,860 Less: Operating expenses (excluding depreciation and amortization expense) 3,740 995 Refining EBITDA $ 4,823 $ 865 Total throughput volumes (thousand barrels per day) 2,855 2,824 Refining EBITDA per barrel of throughput $ 4.62 $ 3.37

Non-GAAP Disclosures:
Adjusted Earnings Per Share and Free Cash Flow

RECONCILIATION OF EARNINGS PER COMMON SHARE – ASSUMING DILUTION, TO ADJUSTED EARNINGS PER COMMON SHARE – ASSUMING DILUTION
(Unaudited)

	Year Ended December 31, 2016	Three Months Ended March 31, 2020
Earnings per common share – assuming dilution	$ 4.94	$ (4.54)
Exclude adjustments:	–	–
Lower of cost or market inventory valuation adjustment, net of taxes	1.25	4.88
Asset impairment loss	(0.12)	–
Income tax benefit on Aruba Disposition	0.09	–
Total adjustments	1.22	4.88
Adjusted earnings per common share – assuming dilution	$ 3.72	$ 0.34

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES UNDER GAAP TO FREE CASH FLOW
(Unaudited, in Millions)

	Year Ended December 31,								Three Months Ended March 31
	2012	2013	2014	2015	2016	2017	2018	2019	2020
Net cash provided by operating activities	$ 5,270	$ 5,564	$ 4,241	$ 5,611	$ 4,820	$ 5,482	$ 4,371	$ 5,531	$ (49)
Less: Capital expenditures	2,931	2,121	2,153	1,618	1,278	1,353	1,628	1,769	373
Less: Deferred turnaround and catalyst cost expenditures	479	634	649	673	718	523	915	780	313
Less: Investments in joint ventures	57	76	14	141	4	406	181	164	19
Less: Changes in current assets and current liabilities	(302)	922	(1,810)	(1,306)	976	1,289	(1,297)	294	(1,107)
Free cash flow	$ 2,105	$ 1,811	$ 3,235	$ 4,485	$ 1,844	$ 1,911	$ 2,944	$ 2,524	$ 353

Total free cash flow, 2012 – 2019	$20,859
Number of years	8
Average free cash flow, 2012 – 2019	$2,607

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Valero

Investor Relations Contacts For more information, please contact: Homer Bhullar Vice President, Investor Relations 210.345.1982 Homer.Bhullar@Valero.com Eric Herbort Senior Manager, Investor Relations 210.345.3331 Eric.Herbort@Valero.com Gautam Srivastava Manager, Investor Relations 210.345.3992 Gautam.Srivastava@Valero.com